Exhibit 20.4
Page 1 of 3

                    Navistar Financial 1997 - A Owner Trust
                         For the Month of April 1999
                       Distribution Date of May 17, 1999
                           Servicer Certificate #25

Original Pool Amount Initial Receivables                  $411,613,980.45
Subsequent Receivables (transferred 5/9/97)                $76,128,743.83
Subsequent Receivables (transferred 5/23/97)               $12,254,010.44

Beginning Pool Balance                                    $186,448,564.58
Beginning Pool Factor                                           0.3822683

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $9,233,015.11
     Interest Collected                                     $1,591,200.36

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $477,790.53
Total Additional Deposits                                     $477,790.53

Repos / Chargeoffs                                            $305,937.53
Aggregate Number of Notes Charged Off                                 115

Total Available Funds                                      $11,185,313.78

Ending Pool Balance                                       $177,026,304.16
Ending Pool Factor                                              0.3629502

Servicing Fee                                                 $155,373.80

Repayment of Servicer Advances                                $116,692.22

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,097,643.87
     Target Percentage                                               5.25%
     Target Balance                                         $9,293,880.97
     Minimum Balance                                       $10,499,931.43
     (Release) / Deposit                                     ($597,712.44)
     Ending Balance                                        $10,499,931.43

Current Weighted Average APR:                                       9.929%
Current Weighted Average Remaining Term (months):                   28.88

Delinquencies                                            Dollars        Notes
     Installments:              1 - 30 days           $1,799,446.12     1,259
                                31 - 60 days            $414,744.92       312
                                60+  days               $167,805.72        75

     Total:                                           $2,381,996.76     1,277

     Balances:                  60+  days             $1,519,644.99        75

Memo Item - Reserve Account
     Prior Month                                     $10,499,931.43
+    Invest. Income                                      $41,722.73
+    Excess Serv.                                       $555,989.71
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $11,097,643.87

Exhibit 20.4
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of April 1999

                                                                                  NOTES
                                                           (Money Market)
                                            TOTAL            CLASS A - 1       CLASS A - 2        CLASS A - 3     CLASS B NOTES
                                       $500,000,000.00     $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                       0.00%              0.00%            100.00%             0.00%
     Coupon                                                        5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance                 $186,448,564.58
Ending Pool Balance                    $177,026,304.16

Collected Principal                      $9,116,322.89
Collected Interest                       $1,591,200.36
Charge - Offs                              $305,937.53
Liquidation Proceeds / Recoveries          $477,790.53
Servicing                                  $155,373.80
Cash Transfer from Reserve Account               $0.00
Total Collections Available
  for Debt Service                      $11,029,939.98

Beginning Balance                      $186,448,564.58              $0.00              $0.00    $168,948,564.58    $17,500,000.00

Interest Due                             $1,051,689.85              $0.00              $0.00        $950,335.68       $101,354.17
Interest Paid                            $1,051,689.85              $0.00              $0.00        $950,335.68       $101,354.17
Principal Due                            $9,422,260.42              $0.00              $0.00      $9,422,260.42             $0.00
Principal Paid                           $9,422,260.42              $0.00              $0.00      $9,422,260.42             $0.00

Ending Balance                         $177,026,304.16              $0.00              $0.00    $159,526,304.16    $17,500,000.00
Note / Certificate Pool Factor                                     0.0000             0.0000             0.9064            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                     $10,473,950.27              $0.00              $0.00     $10,372,596.10       $101,354.17

Interest Shortfall                               $0.00              $0.00              $0.00              $0.00             $0.00
Principal Shortfall                              $0.00              $0.00              $0.00              $0.00             $0.00
     Total Shortfall                             $0.00              $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                           $555,989.71
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance          $11,097,643.87
(Release) / Draw                          ($597,712.44)
Ending Reserve Acct Balance             $10,499,931.43

Exhibit 20.4
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of April 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                             5                 4                  3                  2                  1
                                          Dec-98            Jan-99              Feb-99            Mar-99             Apr-99
Beginning Pool Balance               $230,016,203.77    $217,928,630.54    $207,620,567.00    $196,425,316.16    $186,448,564.58

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                        $488,784.67        $766,089.07        $472,933.32        $152,704.64        $305,937.53
    Recoveries                           $176,389.85        $619,965.12        $611,363.77        $669,709.87        $477,790.53

Total Charged Off (Months 5, 4, 3)     $1,727,807.06
Total Recoveries (Months 3, 2, 1)      $1,758,864.17
Net Loss / (Recoveries) for 3 Mos        ($31,057.11)(a)

Total Balance (Months 5, 4, 3)       $655,565,401.31 (b)

Loss Ratio Annualized  [(a/b) * (12)]       -0.0568%

Trigger:  Is Ratio > 1.5%                         No
                                                                                Feb-99            Mar-99             Apr-99

B)   Delinquency Trigger:                                                    $2,141,730.71      $1,728,659.80      $1,519,644.99
     Balance delinquency 60+ days                                                 1.03156%           0.88006%           0.81505%
     As % of Beginning Pool Balance                                               1.19533%           1.03843%           0.90889%
     Three Month Average

Trigger:  Is Average > 2.0%                       No

C)   Noteholders Percent Trigger:            2.1528%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                       No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer